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                                                                    Exhibit 3.37

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PLAYBOY GREETINGS, INC.

                                    * * * * *

          1.   The name of the corporation is

                             PLAYBOY GREETINGS, INC.

          2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is:

          Printing, creation, selling and distribution of greeting cards, stationary a,;4 office supplies.

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, riots, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes,

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copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange,; transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chosen in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privilege of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or

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otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own; hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situates and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

          In general, to possess and exercise all the powers and privileges granted by the General Corporation law of Delaware or by any other law of Delaware or by this certificate of incorporation together with any powers incidental thereto, so far as such powers end privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

          The business and purposes specified in the foregoing c pauses shell, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the term of any other clause in this certificate of incorporation, but the business and purposes specified in each or the foregoing clauses of this article shall be regaled as independent business and purposes.

          4. The total number of shares of stock which the corporation shall have authority to issue is two hundred and fifty (250) shares of Common Stock and the par value or each of such shares is Two Hundred Dollars ($200.00) amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

          At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such

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provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or swore of them as he say see fit.

          5. A. The name and mailing address of each incorporation is as follows:

                NAME                            MAILING ADDRESS
                ----                            ---------------
       B. J. Consono                       100 West Tenth Street
                                           Wilmington, Delaware

       F. J. Obara, Jr.                    100 West Tenth Street
                                           Wilmington, Delaware

       J. L. Rivera                        100 West Tenth Street
                                           Wilmington, Delaware

          5. B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                NAME                            MAILING ADDRESS
                ----                            ---------------
       Hugh M. Hefner                      919 North Michigan Avenue
                                           Chicago, Illinois 50611

       Glenn Hefner                        919 North Michigan Avenue
                                           Chicago, Illinois 50611

       Robert S. Preuss                    919 North Michigan Avenue
                                           Chicago, Illinois 50611

          6.   The corporation is to have perpetual existence

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

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          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it web created.

          By a majority or the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member or a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and say exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly, so

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provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          When and as authorized by the stockholders in y; accordance with statute, to sell, lease or exchange all or substantially all of the property and assets or the corporation, including its good will and its corporate franchises, upon such terns and conditions and for such consideration, which away consist in whole or in part of money or property including shares of stock in and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the beat interests of the corporation.

          8. No contract or other transaction between the corporation and any person, firm, association or corporation and no other act of this corporation shall, in the absence of fraud, be invalidated or in any way affected by the feat that any of the directors of the corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association or corporation as director, stockholder, officer, employee, member or otherwise. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors, or of any committee of directors having the powers of the full board, at which action upon any such contract, transaction or other act is taken, and if such fact shall be so disclosed or known, any director of this corporation

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so related or otherwise interested rosy be counted in determining the presence of a quorum at any meeting of the board of directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested. Any director of the corporation may vote upon any contract or (other transaction between the corporation and any subsidiary for affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

          9. The corporation shall indemnify any and all of its directors or officers or former directors or officers or any parson who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

          10. Meetings of stockholders my be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to tune by the board of directors or in the

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by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of August 1970.

                                        /s/ B. J. Consono
                                        ----------------------------------------

                                        /s/ F. J. Obara, Jr.
                                        ----------------------------------------

                                        /s/ J. L. Rivera
                                        ----------------------------------------

STATE OF DELAWARE       )
                        )     ss:
COUNTY OF NEW CASTLE    )

          BE IT REMEMBERED that on this 24th day of August, 1970, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J.Obara, Jr. and J. L. Rivera, all of the parties, to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

          GIVEN under my hand and seal of office the day and year aforesaid.

                                        /s/ [illegible]
                                        ----------------------------------------
                                                         Notary Public


                                                         [SEAL]

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          PLAYBOY GREETINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by unanimous consent of its members, filed with the minutes of the meetings of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     IT IS HEREBY RESOLVED, that the Certificate of Incorporation of PLAYBOY GREETINGS, INC. be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                         The name of the corporation is

                               PLAYBOY SALES, INC.

     FURTHER RESOLVED, that the Certificate of Incorporation of PLAYBOY GREETINGS, INC. be amended by changing the Article thereof numbered "THIRD" so that, as amended, said Article shall be and read as follows:

          THIRD, the nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          To create, institute and lay out business and sales procedures for the conduct of business enterprises, to furnish the services of managers, technicians, supervisors, salesmen and other types and kind of personnel required to manage, administer, sell and operate the business or property of any person, partnership or corporation.

          To aid and instruct others to more efficiently conduct business operations, to institute office, business and sales procedures and in general to furnish managerial, administrative, sales and supervisory talent and services through business enterprises.

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          To engage in the business of advisers, consultants, managers and sales agents in all branches of business, and to contract for, acquire, plan, superintend, manage, operate, cooperate with, and assist in the maintenance and operation of business enterprises of any and every kind; and to own, operate, manage, assist, finance, supervise and otherwise deal with corporations, associations, business, financial and other enterprises of all kinds.

          To compile and disseminate information, data and advice in respect to matters of a commercial, statistical and business nature; to enter into agreements with any corporation, association, individual, or enterprise in promoting, advising, consulting with, and maintaining and operating any business enterprise; and to aid and assist in any manner any corporation, association or organization with which this company may have business relations.

          To purchase, or otherwise acquire, invest in, own, sell, assign, transfer or otherwise dispose of, trade, deal in and deal with goods, wares and personal property of every class and description as merchants, wholesale and retail, consignees, assignees, importers and exporters.

          To purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real property of every class and description in any of the States, Districts or Territories of the United States, and in any and all foreign countries.

          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

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          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

          FOURTH: That said amendment does not effect any change in the issued shares of said corporation.

          IN WITNESS WHEREOF, said PLAYBOY GREETINGS, INC. has caused its corporate seal to be hereunto affixed arid this Certificate to be signed by Glenn L. Hefner, a Vice President, and Robert S. Preuss, its Secretary, this 20th day of July, 1971.

                                        PLAYBOY GREETINGS, INC.


                                        By /s/ Glenn L. Hefner
                                        ----------------------------------------
                                               Vice President

ATTEST:


/s/ Robert S. Preuss
--------------------------------
               Secretary


STATE OF ILLINOIS)
                 )
COUNTY OF COOK   )

          BE IT REMEMBERED that on this 20th day of July 1971, personally came before me, a Notary Public in and for the County and State aforesaid, Glenn L. Hefner, Vice President, and Robert S. Preuss, Secretary, of PLAYBOY GREETINGS, INC., a corporation of the State of Delaware, and they duly executed said Certificate before me and severally acknowledged the said Certificate to be their act and deed and the act and deed of said corporation and the facts stated therein are true that the signatures

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of the said officers are in the handwriting of each of said officers respectively; and that the seal affixed to said Certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                        /s/ Gilbert S. Simon
                                        ----------------------------------------
                                        Notary Public

                                        [SEAL]

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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                             AND OF REGISTERED AGENT

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is PLAYBOY SALES, INC.

          2. The registered office of the corporation within the State of Delaware is hereby changed to 223 South State Street, City of Dover 19901, County of Kent.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 18, 1977.


                                        /s/ William H. Klein
                                        ----------------------------------------
                                        William H. Klein, Vice-President

ATTEST:


/s/ Howard Shapiro
---------------------------------
Howard Shapiro, Asst.-Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PLAYBOY SALES, INC.

          PLAYBOY SALES, INC., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

          FIRST: On July 1, 1993, the Board of Directors of the Corporation adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Board of Directors deems it advisable, and the Board hereby recommends, that the Certificate of Incorporation of the Corporation be amended by amending Article 1., which Article shall read in its entirety as follows:

          "1. FIRST. The name of the corporation is Playboy Gaming International, Ltd."

          2. SECOND: Thereafter the foregoing proposed amendment was approved by the written consent of the sole stockholder of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

          3. THIRD: The foregoing amendment was duty adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, PLAYBOY SALES, INC. has caused this Certificate of
Amendment to be duly executed this 1st day of July, 1993.

                                        PLAYBOY SALES, INC.
                                        (a Delaware corporation)


                                        /s/ Howard Shapiro
                                        ----------------------------------------
                                                      Howard Shapiro
                                                    Vice President and
                                                    Assistant Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       PLAYBOY GAMING INTERNATIONAL, LTD.

          PLAYBOY GAMING INTERNATIONAL, LTD., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies that:

          1. FIRST: On October 12, 1993, the Board of Directors of the Corporation adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Board of Directors deems it advisable, end the Board hereby recommends, that the Certificate of incorporation of the Corporation be amended by amending Article 3., which Article shall read in its entirety as follows:

          'To transact any and all lawful business for which a Corporation may be organized under the Delaware General Corporation Law."

          2. SECOND: Thereafter the foregoing proposed amendment was approved by the written consent of the sole stockholder of the Corporation pursuant to
Section 228 of' the General Corporation Law of the State of Delaware.

          3. THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, PLAYBOY GAMING INTERNATIONAL, LTD. has caused this
Certificate of Amendment to be duly executed this 12th day of October, 1993.

                                        PLAYBOY SALES, INC.
                                        (a Delaware corporation)


                                        /s/ Howard Shapiro
                                        ----------------------------------------
                                                      Howard Shapiro
                                                    Vice President and
                                                    Assistant Secretary

                                        2
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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *


          Playboy Gaming International, Ltd. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc., 32 Loockerman Sq., Suite L-100, Dover, DE 19901 and the present registered office of the corporation is in the county of Kent.

          The Board of Directors of Playboy Gaming International, Ltd. adopted the following resolution on the 20th day of May, 1994.

          Resolved, that the registered office of Playboy Gaining International, Ltd. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present register agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

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          IN WITNESS WHEREOF, Playboy Gaming International, Ltd. has caused this statement to be signed by Howard Shapiro, its Senior Vice President attested by Irma Villarreal, its Secretary this 20th day of May, 1994.


                                        By /s/ Howard Shapiro
                                           -------------------------------------
                                           Howard Shapiro, Senior Vice President

ATTEST:


By /s/ Irma Villarreal
   --------------------------------
   Irma Villarreal, Secretary

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